SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

February 20, 2007

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2007, The Exploration Company of Delaware, Inc., a Delaware corporation ("TXCO"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among TXCO, Output Acquisition Corp., a Texas corporation and wholly-owned subsidiary of TXCO ("Merger Sub"), and Output Exploration, LLC, a Delaware limited liability company ("Output") (TXCO, Merger Sub and Output are collectively referred to as the "Parties"). Pursuant to the Merger Agreement, Output will be merged with and into Merger Sub (the "Merger") and Merger Sub will be the surviving corporation in the Merger, continuing its corporate existence under the laws of the State of Texas as a wholly-owned subsidiary corporation of TXCO.

Output, directly and through its subsidiary Opex Energy, LLC, a Delaware limited liability company, is engaged in the business of oil and gas exploration in the Anadarko (Oklahoma), Gulf Coast (Texas and Louisiana), and Sacramento (California) basins. Prior to the Merger, Output will spin-off its California operations and certain other assets (the "California Assets") to a third party purchaser and/or to an entity owned by current Output stakeholders (the "New California Owner"), and such operations and assets will not be acquired by TXCO in the Merger.

In connection with the Merger, TXCO will pay approximately $91.6 million in cash, subject to certain adjustments, and issue shares of the common stock, par value $0.01, of TXCO (the "Reserve Shares") having a value of $4.0 million based on the average closing price of the common stock during the ten trading days preceding February 20, 2007. The Reserve Shares will be held by an escrow agent and released to TXCO to the extent necessary to satisfy indemnity claims made by TXCO under the Merger Agreement during the one year period following the Merger. Any Reserve Shares not released to TXCO will be liquidated by the escrow agent and the net proceeds paid to the holders of Output equity interests converted in the Merger.

The Merger Agreement provides for the payment of liquidated damages if the Merger Agreement is terminated in the following circumstances. If Output terminates the Merger Agreement because TXCO materially breaches the Merger Agreement, TXCO will forfeit to Output, as liquidated damages, a $2.0 million deposit that TXCO placed with an escrow agent in connection with the execution of the Merger Agreement. Output must pay TXCO liquidated damages of $2.0 million if (a) TXCO terminates the Merger Agreement because Output materially breaches the Merger Agreement, (b) the aggregate damages resulting from all such breaches are in excess of $10.0 million, and (c) Output had knowledge of such breaches or any material element of them when the Merger Agreement was signed. Output must also pay TXCO liquidated damages of $2.0 million if either (y) TXCO terminates the Merger Agreement because Output willfully or intentionally breaches the Merger Agreement and Output enters into any agreement with respect to a takeover proposal during the year immediately following the date of termination or (z) TXCO terminates the Merger Agreement because certain Output corporate approvals or third party consents are rescinded, revoked or withdrawn or otherwise fail to be in full force and effect at any time after the signing of the Merger Agreement. No liquidated damages are payable if the Merger Agreement is terminated by any party for any other reason.

The Board of Directors of TXCO, the Board of Directors of Merger Sub and the Board of Representatives of Output have each approved the Merger Agreement and the Merger. The Merger is subject to customary closing conditions and is expected to be completed on or before April 2, 2007.

TXCO has obtained debt financing commitments for the transactions contemplated by the Merger Agreement comprised of a proposed new four-year senior secured revolver and a new five-year senior secured second-lien term loan. The proceeds of the loans will be used by TXCO to pay the cash portion of the merger consideration and to repay certain debt of TXCO and its subsidiaries.

On February 23, 2007, the Parties entered into Amendment No. 1 to Agreement and Plan of Merger (the "Amendment"). The Amendment provides that TXCO will forward to the New California Owner any payments or other amounts attributable to the California Assets received by TXCO following the sale of the California Assets.

The foregoing description of the Merger Agreement and the Amendment does not purport to be complete and is qualified in its entirety by the Merger Agreement and the Amendment attached as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about TXCO or Output. The Merger Agreement contains representations and warranties that each of TXCO and Output made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance of the Reserve Shares to be issued in connection with the Merger is expected to be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 1.01 of this Current Report on Form 8-K contains a more detailed description of the Merger, and is incorporated into this Item 3.02 by reference.

Item 7.01:  Regulation FD

On February 21, 2007, TXCO issued a press release related to the Merger Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Additionally, on the same date, TXCO posted slides on its Web site providing supplemental information related to the proposed merger. A description of the slides is furnished as Exhibit 99.2 to this Current Report on Form 8-K. In accordance with general instruction B.2 to Form 8-K, such information is being "furnished" and will not be deemed "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any other filing under the Securities Act of 1933.

Item 9.01:  Financial Statements and Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 20, 2007, by and among The Exploration Company of Delaware, Inc., Output Acquisition Corp., and Output Exploration, LLC.
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated February 23, 2007, by and among The Exploration Company of Delaware, Inc., Output Acquisition Corp., and Output Exploration, LLC.
99.1	Press Release dated February 21, 2007.
99.2	Description of supplemental information slides.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THE EXPLORATION COMPANY OF DELAWARE, INC.

Dated: February 26, 2007	/s/ P. Mark Stark
P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated February 20, 2007, by and among The Exploration Company of Delaware, Inc., Output Acquisition Corp., and Output Exploration, LLC.
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated February 23, 2007, by and among The Exploration Company of Delaware, Inc., Output Acquisition Corp., and Output Exploration, LLC.
99.1	Press Release dated February 21, 2007.
99.2	Description of supplemental information slides.

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